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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 24, 2001 except as to the first, second, and fourth paragraphs of Note 15 which are as of February 20, 2001 relating to the financial statements, which appears in the 2000 Annual Report to Shareholders of LookSmart Ltd., which is incorporated by reference in LookSmart Ltd's Annual Report on Form 10-K for the year ended December 31, 2000.

                         /S/ PRICEWATERHOUSECOOPERS LLP

San Francisco, California
July 26, 2001